Exhibit 99
NextEra Energy Partners, LP
Media Line: 561-694-4442
Jan. 25, 2022

FOR IMMEDIATE RELEASE

NextEra Energy Partners names John Ketchum CEO; Jim Robo to remain board chairman as part of a planned leadership succession process

JUNO BEACH, Fla. – As part of a planned leadership succession process, the board of directors of NextEra Energy Partners, LP (NYSE: NEP) today appointed John Ketchum chief executive officer (CEO), NextEra Energy Partners, effective March 1, 2022. Jim Robo will remain chairman of NextEra Energy Partners' board until the annual meeting of unitholders, scheduled for April 20, 2022. At that time, it is anticipated that Mr. Ketchum will succeed Mr. Robo as NextEra Energy Partners’ board chair and as one of the four NextEra Energy Partners’ directors nominated for election by unit holders.

Along with these changes, the company is announcing other senior leadership moves, effective March 1, 2022, including:

•Rebecca Kujawa is appointed president, NextEra Energy Partners, succeeding Mr. Ketchum. Ms. Kujawa is presently NextEra Energy Partners' chief financial officer (CFO). She will continue to serve as a board director.

•Kirk Crews is appointed CFO, NextEra Energy Partners, succeeding Ms. Kujawa. It is anticipated that Mr. Crews will be appointed a board director on the date of the annual meeting.

These changes coincide with the leadership succession process that was announced by NextEra Energy earlier today.

“I am excited and energized to lead NextEra Energy Partners as we continue to grow our portfolio of clean energy projects across the sector,” said Mr. Ketchum. “Since its initial public offering in 2014, NextEra Energy Partners has grown through accretive acquisitions and organic expansion to own one of the largest clean energy portfolios in the world. As CEO of NextEra Energy Partners, I plan to continue this focus on growth to ensure we remain well positioned to take advantage of the clean energy transformation reshaping the energy industry.”

Mr. Ketchum has a diverse business, finance and legal background with a broad range of experiences across key leadership roles at NextEra Energy and NextEra Energy Resources, LLC (NEER). Since being appointed a NextEra Energy Partners’ board director in 2016, he served for three years as NextEra Energy Partners' CFO and three years as its president.

Mr. Ketchum holds a Master of Laws degree in taxation and a Juris Doctor from the University of Missouri – Kansas City School of Law, where he was managing editor of the Law Review and received the Charles E. Whittaker Award for Academic Excellence and the Wilbur L. Pollard Law Review Honor Award as the Law Review’s top contributor. Mr. Ketchum holds a Bachelor of Arts degree in economics and finance, graduating magna cum laude, from the University of Arizona. He also completed the Emerging CFO – Strategic Financial Leadership Program at Stanford University.

Commenting on the transition, Mr. Robo, the current chairman and CEO of NextEra Energy Partners, said, "Since NextEra Energy Partners was formed in 2014 it has been an unparalleled success and the leading clean energy growth vehicle in the space. John has been a key part of NextEra Energy Partners’ success and I know he is the right leader to take NextEra Energy Partners to even greater heights. As I hand over my CEO responsibilities to him, I have never been more optimistic about NextEra Energy Partners' future growth prospects.”

Mr. Robo has led NextEra Energy Partners as chairman of the board and CEO since its inception in June 2014.

Mr. Robo joined NextEra Energy as vice president of corporate development and strategy in March 2002. A few months later, he was appointed president of NEER and in 2006 assumed the role of president and chief operating officer, NextEra Energy. He became president and CEO, NextEra Energy, in July 2012 and chairman of the board of directors in December 2013.

Prior to joining NextEra Energy, Mr. Robo served in executive roles with General Electric and Strategic Planning Associates, a management consulting firm. Mr. Robo received his Bachelor of Arts degree from Harvard College in 1984 and his MBA in 1988 from Harvard Business School. He serves on the board of directors of J.B. Hunt Transport Services, Inc.

Ms. Kujawa was appointed as CFO of NextEra Energy Partners in January 2019 and, at that time, was also appointed a board director. She joined NextEra Energy 15 years ago in NextEra Energy Marketing and has served as director of investor relations for NextEra Energy and as vice president of business management for the midwest and international region for NEER. In 2015 she was appointed to lead business management for all of NEER, and in March 2019 assumed her current role as CFO, NextEra Energy.

Ms. Kujawa has extensive finance, operations, commercial transactions, risk management, customer engagement and project development experience. Prior to joining the company, Ms. Kujawa worked as senior vice president, research, for Stanford Group Company and senior equity analyst for Avalon Research Group. She also served in sales and international business development roles at several software companies. She started her career as an equity derivatives sales trader for Goldman Sachs & Co. in New York. Ms. Kujawa holds the Chartered Financial Analyst (CFA) designation and previously was a member of the New York Stock Exchange and National Association of Securities Dealers’ joint committee on the research analyst qualification exams. She earned a Bachelor of Arts degree in public policy studies from Duke University and serves on the board of Nuclear Electric Insurance Limited.

Mr. Crews joined NextEra Energy in April 2016 as vice president, controller and chief accounting officer and was appointed controller and chief accounting officer, NextEra Energy Partners, at that time. In March 2019, when he was named vice president, business management, NEER, he stepped down from his controller and chief accounting officer duties at NextEra Energy Partners.

Prior to joining NextEra Energy, Mr. Crews spent more than 12 years at Deloitte, first as a senior manager and then as a national office clearing partner, consulting with clients in the financial services and energy industries on complex accounting and reporting matters. Between 2013 to 2015, he left Deloitte to work in the office of the chief accountant of the U.S. Securities and Exchange Commission as a professional accounting fellow, returning to the firm in July 2015.

Mr. Crews earned a Bachelor of Science in Business Administration degree in accounting from the University of Richmond - Robins School of Business.

Outlook
Given the successful execution of the recent acquisitions from NextEra Energy Resources and a third party during the fourth quarter of 2021, the NextEra Energy Partners portfolio as of year-end 2021 is expected to deliver financial results in excess of the previously announced Dec. 31, 2021, run-rate adjusted EBITDA and CAFD expectations. As a result, today NextEra Energy Partners is introducing revised year-end Dec. 31, 2021, run-rate adjusted EBITDA and CAFD expectation ranges of $1.635 billion to $1.795 billion and $640 million to $720 million, respectively, reflecting calendar year 2022 expectations for the portfolio at year-end 2021.

For year-end 2022, NextEra Energy Partners' run-rate expectations for adjusted EBITDA and CAFD remain unchanged. NextEra Energy Partners' expectations for a Dec. 31, 2022, run rate for adjusted EBITDA is expected to be in a range $1.775 billion to $1.975 billion and CAFD is expected to be in a range of $675 million to $765 million, reflecting calendar year 2023 expectations for the forecasted portfolio at year-end 2022.

From an updated base of its fourth-quarter 2021 distribution per common unit at an annualized rate of $2.83 per common unit, NextEra Energy Partners continues to expect 12% to 15% per year growth in limited partner distributions as being a reasonable range of expectations through at least 2024, subject to the usual caveats. NextEra Energy Partners expects the annualized rate of the fourth-quarter 2022 distribution, which is payable in February 2023, to be in a range of $3.17 to $3.25 per common unit.

These expectations include the impact of incentive distribution rights fees, as these fees are treated as an operating expense.

NextEra Energy Partners, LP
NextEra Energy Partners, LP (NYSE: NEP) is a growth-oriented limited partnership formed by NextEra Energy, Inc. (NYSE: NEE). NextEra Energy Partners acquires, manages and owns contracted clean energy projects with stable, long-term cash flows. Headquartered in Juno Beach, Florida, NextEra Energy Partners owns interests in geographically diverse wind, solar and energy storage projects in the U.S. as well as natural gas infrastructure assets in Texas and Pennsylvania. For more information about NextEra Energy Partners, please visit: www.NextEraEnergyPartners.com.

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Cautionary Statements and Risk Factors That May Affect Future Results for NextEra Energy
Partners, LP

This news release contains "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy Partners, LP (together with its subsidiaries, NEP) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NEP's control. In some cases, you can identify the forward-looking statements by words or phrases such as "will," "may result," "expect," "anticipate," "believe," "intend," "plan," "seek," "aim," "potential," "projection," "forecast," "predict," "goals," "target," "outlook," "should," "would" or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NEP and its business and financial condition are subject to risks and uncertainties that could cause NEP's actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties could require NEP to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: NEP's ability to make cash distributions to its unitholders is affected by wind and solar conditions at its renewable energy projects; Operation and maintenance of renewable energy projects and pipelines involve significant risks that could result in unplanned power outages, reduced output or capacity, personal injury or loss of life; NEP's business, financial condition, results of operations and prospects can be materially adversely affected by weather conditions, including, but not limited to, the impact of severe weather; NEP depends on certain of the renewable energy projects and pipelines in its portfolio for a substantial portion of its anticipated cash flows; NEP is pursuing the repowering of wind projects and the expansion of natural gas pipelines that will require up-front capital expenditures and expose NEP to project development risks; Terrorist acts, cyberattacks or other similar events could impact NEP's projects, pipelines or surrounding areas and adversely affect its business; The ability of NEP to obtain insurance and the terms of any available insurance coverage could be materially adversely affected by international, national, state or local events and company-specific events, as well as the financial condition of insurers. NEP's insurance coverage does not provide protection against all significant losses; NEP relies on interconnection, transmission and other pipeline facilities of third parties to deliver energy from its renewable energy projects and to transport natural gas to and from its pipelines. If these facilities become unavailable, NEP's projects and pipelines may not be able to operate or deliver energy or may become partially or fully unavailable to transport natural gas; NEP's business is subject to liabilities and operating restrictions arising from environmental, health and safety laws and regulations, compliance with which may require significant capital expenditures, increase NEP's cost of operations and affect or limit its business plans; NEP's renewable energy projects or pipelines may be adversely affected by legislative changes or a failure to comply with applicable energy and pipeline regulations; Petroleos Mexicanos (Pemex) may claim certain immunities under the Foreign Sovereign Immunities Act and Mexican law, and the Texas pipeline entities' ability to sue or recover from Pemex for breach of contract may be limited and may be exacerbated if there is a deterioration in the economic relationship between the U.S. and Mexico; NEP does not own all of the land on which the projects in its portfolio are located and its use and enjoyment of the property may be adversely affected to the extent that there are any lienholders or land rights holders that have rights that are superior to NEP's rights or the U.S. Bureau of Land Management suspends its federal rights-of-way grants; NEP is subject to risks associated with litigation or administrative proceedings that could materially impact its operations, including, but not limited to, proceedings related to projects it acquires in the future; NEP's cross-border operations require NEP to comply with anti-corruption laws and regulations of the U.S. government and Mexico; NEP is subject to risks associated with its ownership interests in projects or pipelines that are under construction, which could result in its inability to complete construction projects on time or at all, and make projects too expensive to complete or cause the return on an investment to be less than expected; NEP relies on a limited number of customers and is exposed to the risk that they may be unwilling or unable to fulfill their contractual obligations to NEP or that they otherwise terminate their agreements with NEP; NEP may not be able to extend, renew or replace expiring or terminated power purchase agreements (PPA), natural gas transportation agreements or other customer contracts at favorable rates or on a long-term basis; If the energy production by or availability of NEP's renewable energy projects is less than expected, they may not be able to satisfy minimum production or availability obligations under their PPAs; NEP's growth strategy depends on locating and acquiring interests in additional projects consistent with its business strategy at favorable prices; Reductions in demand for natural gas in the United States or Mexico and low market prices of natural gas could materially adversely affect NEP's pipeline operations and cash flows; Government laws, regulations and policies providing incentives and subsidies for clean energy could be changed, reduced or eliminated at any time and such changes may negatively impact NEP's growth strategy; NEP's growth strategy depends on the acquisition of projects developed by NextEra Energy, Inc. (NEE) and third parties, which face risks related to project siting, financing, construction, permitting, the environment, governmental approvals and the negotiation of project development agreements; Acquisitions of existing clean energy projects involve numerous risks; NEP may continue to acquire other sources of clean energy and may expand to include other types of assets. Any further acquisition of non-renewable energy projects may present unforeseen challenges and result in a competitive disadvantage relative to NEP's more-established competitors; NEP faces substantial competition primarily from regulated utilities, developers, independent power producers, pension funds and private equity funds for opportunities in North America; The natural gas pipeline industry is highly competitive, and increased competitive pressure could adversely affect NEP's business; NEP may not be able to access sources of capital on commercially reasonable terms, which would have a material adverse effect on its ability to consummate future acquisitions and pursue other growth opportunities; Restrictions in NEP and its subsidiaries' financing agreements could adversely affect NEP's business, financial condition, results of operations and ability to make cash distributions to its unitholders; NEP's cash distributions to its unitholders may be reduced as a result of restrictions on NEP's subsidiaries' cash distributions to NEP under the terms of their indebtedness or other financing agreements; NEP's subsidiaries' substantial amount of indebtedness may adversely affect NEP's ability to operate its business, and its failure to comply with the terms of its subsidiaries' indebtedness could have a material adverse effect on NEP's financial condition; NEP is exposed to risks inherent in its use of interest rate swaps; NEE has influence over NEP; Under the cash sweep and credit support agreement, NEP receives credit support from NEE and its affiliates. NEP's subsidiaries may default under contracts or become subject to cash sweeps if credit support is terminated, if NEE or its affiliates fail to honor their obligations under credit support arrangements, or if NEE or another credit support provider ceases to satisfy creditworthiness requirements, and NEP will be required in certain circumstances to reimburse NEE for draws that are made on credit support; NextEra Energy Resources, LLC (NEER) or one of its affiliates is permitted to borrow funds received by NEP's subsidiaries and is obligated to return these funds only as needed to cover project costs and distributions or as demanded by NextEra Energy Operating Partners, LP (NEP OpCo). NEP's financial condition and ability to make distributions to its unitholders, as well as its ability to grow distributions in the future, is highly dependent on NEER's performance of its obligations to return all or a portion of these funds; NEER's right of first refusal may adversely affect NEP's ability to consummate future sales or to obtain favorable sale terms; NextEra Energy Partners GP, Inc. (NEP GP) and its affiliates may have conflicts of interest with NEP and have limited duties to NEP and its unitholders; NEP GP and its affiliates and the directors and officers of NEP are not restricted in their ability to compete with NEP, whose business is subject to certain restrictions; NEP may only terminate the Management Services Agreement among, NEP, NextEra Energy Management Partners, LP (NEE Management), NEP OpCo and

NextEra Energy Operating Partners GP, LLC (NEP OpCo GP) under certain limited circumstances; If the agreements with NEE Management or NEER are terminated, NEP may be unable to contract with a substitute service provider on similar terms; NEP's arrangements with NEE limit NEE's potential liability, and NEP has agreed to indemnify NEE against claims that it may face in connection with such arrangements, which may lead NEE to assume greater risks when making decisions relating to NEP than it otherwise would if acting solely for its own account; NEP's ability to make distributions to its unitholders depends on the ability of NEP OpCo to make cash distributions to its limited partners; If NEP incurs material tax liabilities, NEP's distributions to its unitholders may be reduced, without any corresponding reduction in the amount of the IDR fee; Holders of NEP's units may be subject to voting restrictions; NEP's partnership agreement replaces the fiduciary duties that NEP GP and NEP's directors and officers might have to holders of its common units with contractual standards governing their duties and the NYSE does not require a publicly traded limited partnership like NEP to comply with certain of its corporate governance requirements; NEP's partnership agreement restricts the remedies available to holders of NEP's common units for actions taken by NEP's directors or NEP GP that might otherwise constitute breaches of fiduciary duties; Certain of NEP's actions require the consent of NEP GP; Holders of NEP's common units currently cannot remove NEP GP without NEE's consent and provisions in NEP's partnership agreement may discourage or delay an acquisition of NEP that NEP unitholders may consider favorable; NEE's interest in NEP GP and the control of NEP GP may be transferred to a third party without unitholder consent; NEP may issue additional units without unitholder approval, which would dilute unitholder interests; Reimbursements and fees owed to NEP GP and its affiliates for services provided to NEP or on NEP's behalf will reduce cash distributions from NEP OpCo and from NEP to NEP's unitholders, and there are no limits on the amount that NEP OpCo may be required to pay; Increases in interest rates could adversely impact the price of NEP's common units, NEP's ability to issue equity or incur debt for acquisitions or other purposes and NEP's ability to make cash distributions to its unitholders; The liability of holders of NEP's units, which represent limited partnership interests in NEP, may not be limited if a court finds that unitholder action constitutes control of NEP's business; Unitholders may have liability to repay distributions that were wrongfully distributed to them; The issuance of securities convertible into, or settleable with, common units may affect the market price for NEP's common units, will dilute common unitholders' ownership in NEP and may decrease the amount of cash available for distribution for each common unit; NEP's future tax liability may be greater than expected if NEP does not generate net operating losses (NOLs) sufficient to offset taxable income or if tax authorities challenge certain of NEP's tax positions; NEP's ability to use NOLs to offset future income may be limited; NEP will not have complete control over NEP's tax decisions; Distributions to unitholders may be taxable as dividends; and, The coronavirus pandemic may have a material adverse impact on NEP's business, financial condition, liquidity, results of operations and ability to make cash distributions to its unitholders. NEP discusses these and other risks and uncertainties in its annual report on Form 10-K for the year ended December 31, 2020 and other Securities and Exchange Commission (SEC) filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NEP undertakes no obligation to update any forward-looking statements.